PROXY

BALDWIN PIANO & ORGAN COMPANY             THIS PROXY IS SOLICITED
422 Wards Corner Road                            ON BEHALF OF THE
Loveland, Ohio 45140-8390                      BOARD OF DIRECTORS

     The undersigned hereby appoints Charles R. Juengling, Larry
E. Mustard and Thomas W. Kahle, or any of them, each with power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Shareholders of Baldwin Piano & Organ Company (the "Company") to be held on Tuesday, May 9, 1995, at 11:00 a.m., Cincinnati time, at the Company's headquarters located at 422 Wards Corner Road, Loveland, Ohio and any adjournment or adjournments thereof, and to vote the number of shares of the Company's Common Stock (par value $.01 per share) which the undersigned would be entitled to vote if personally present on the following matters:

1.   ELECTION OF DIRECTORS

     Vote for Five (5) Nominees to Serve as Directors of the
Company for the one-year term ending at the 1996 Annual Meeting of Shareholders.

                                           WITHHOLD AUTHORITY
         NOMINEE               FOR              TO VOTE
         _______               ___         __________________

      George E. Castrucci      ___                ___
      R. S. Harrison           ___                ___
      Joseph H. Head, Jr.      ___                ___
      Karen L. Hendricks       ___                ___
      Roger L. Howe            ___                ___

2.   RATIFICATION OF AUDITORS

       For ___ Against ___ Abstain ___ the ratification of the selection by the Board of Directors of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending December 31, 1995.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                  [Reverse Side]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Dated ......................, 1995

[Shareholder's Name and Address as on Record Books]

__________________________________

__________________________________
(Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If signing on behalf of a corporation, the full name of the corporation should be set forth accompanied by the signature on its behalf of a duly authorized officer.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE
ENVELOPE PROVIDED.